Exhibit 99.1

Pursuant to General Instruction number 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

Name:
Samuel D. Collela,Donald B. Milder, and Barbara N. Lubash are the only reporting persons on this Form but they are members of the joint reporting group with Versant Venture Capital II, L.P. as the designated filer.

Address:
3000 Sand Hill Road
Building Four, Suite 210
Menlo Park, CA  94025-7117

Designated Filer: Versant Venture Capital II, L.P.

Issuer and Ticker Symbol: Helicos Biosciences (HCLS)

Date of Event Requiring Statement: May 14, 2007

Signatures:

By:  	/s/ Robin L. Praeger
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Robin L. Praeger, Attorney-in-Fact for Reporting Persons